UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
SOUTHWEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-23064	73-1136584
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification No)
608 South Main Street, Stillwater, Oklahoma 74074
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (405) 372-2230
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Election of Directors: At Southwest’s annual shareholders’ meeting, held April 28, 2011, the shareholders of Southwest re-elected all twelve Directors each for a term expiring at the 2012 annual shareholders’ meeting or such later time as his successor is elected and qualified. The Directors elected and the shareholders’ vote in the election of each Director were as follows:

			Broker
	For	Withheld	Non-vote
James E. Berry II	13,445,344	503,818	0
Tom D. Berry	13,347,702	601,460	0
Joe Berry Cannon	13,252,749	696,413	0
John Cohlmia	13,550,952	398,211	0
David S. Crockett, Jr.	13,548,495	400,668	0
Rick Green	13,465,623	483,539	0
J. Berry Harrison	13,411,415	537,747	0
James M. Johnson	13,547,504	401,659	0
David P. Lambert	13,479,052	470,110	0
Linford R. Pitts	13,469,577	479,585	0
Robert B. Rodgers	13,483,486	465,677	0
Russell W. Teubner	13,461,314	487,849	0
There were 19,437,988 shares of common stock outstanding and entitled to vote at the meeting. A total of 16,059,205 shares of common stock were represented at the meeting in person or by proxy, representing 82.6% of the shares outstanding and entitled to vote at the meeting.
Ratification of Appointment of Independent Registered Public Accounting Firm for 2011: At the annual meeting, shareholders also approved the engagement of Ernst & Young LLP as Southwest’s independent registered public accounting firm for 2010. The shareholder vote was as follows:

			Broker
For	Against	Abstain	Non-vote
15,917,367	109,531	32,307	0
Advisory Vote on Executive Compensation: At the annual meeting, the shareholders also approved the compensation of Southwest’s Chief Executive Officer, Chief Financial Officer, and three most highly compensated other executive officers. The shareholder vote was as follows:

			Broker
For	Against	Abstain	Non-vote
13,443,860	472,671	32,631	0

Item 7.01 Regulation FD Disclosure.
The information disclosed under Item 5.07 is incorporated in this item by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired. Not applicable.
(b) Pro forma financial information. Not applicable.
(c) Exhibits. Not applicable.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.
By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer

Dated: May 3, 2011